                                                                    Exhibit 24.5


                             REMY, THOMAS and MOOSE
                                Attorneys at Law
Michael H. Remy            455 Capitol Mall, Suite 210
Tina A. Thomas            Sacramento, California 95814
James G. Moose                                                 Georganna Foondos
Whitman F. Manley               (916) 443-2745                 Land Use Analyst
John H. Mattox                 FAX (916) 443-9017
Courtney A. Kaylor
Danae J. Aitchison
Andrea M. Klein





March 20, 1996





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-8 (File No. 33-37306); Form S-3 (File No. 33-34560); Form S-3 (File No. 33-45909); and Form
S-3 (File No. 33-65028) of our report dated January 31, 1994, pertaining to the environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,


/s/Tina A. Thomas
- -----------------

Tina A. Thomas
Counsel to Canyon Resources Corporation

TAT:aj

6030229.001